Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2 AND LIMITED WAIVER, dated as of April 17, 2015 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 5, 2012 (as amended by Amendment No. 1, dated as of October 22, 2013, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among POLYMER GROUP, INC., a Delaware corporation (the “Lead Borrower”), SCORPIO ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), CITIBANK, N.A., as administrative agent and collateral agent (the “Administrative Agent”), the other agents listed therein and each lender from time to time party thereto (collectively, the “Lenders”).

WHEREAS, the Lead Borrower has notified the Lenders that it intends to obtain incremental term loans under that certain Senior Secured Credit Agreement, dated as of December 19, 2013 (as amended by Incremental Amendment No. 1, dated as of June 10, 2014, and, notwithstanding anything contained in Section 1.02(a)(i) of the Credit Agreement to the contrary, as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Term Loan Credit Agreement”), among the Lead Borrower, Holdings, Citicorp North America, Inc., as administrative agent, the other agents listed therein and each lender from time to time party thereto, in the aggregate principal amount of $283,000,000 pursuant to Incremental Amendment No. 2 and Limited Waiver to the Term Loan Credit Agreement in the form attached hereto as Exhibit A (the “Incremental Term Loans”), the proceeds of which will be used by the Lead Borrower (i) to acquire (the “Acquisition”) 100% of the outstanding shares of capital stock of Dounor SAS, a French societe par actions simplifiee (the “Target”) pursuant to an agreement of sale and purchase entered into in connection therewith on March 25, 2015 (the “Acquisition Agreement”), (ii) to redeem $200,000,000 in aggregate principal amount of the Lead Borrower’s outstanding Senior Secured Notes (the “Redemption”) and (iii) to pay the costs and expenses of the transactions described in this paragraph, including any redemption premiums and accrued interest required to effect the Redemption pursuant to the Senior Secured Notes Indenture (together with the transactions related thereto, collectively, the “Transactions”);

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Required Lenders, with the acknowledgement of the Administrative Agent, may waive provisions of the Credit Agreement for certain purposes and the Loan Parties desire for the Required Lenders to consent to the Limited Waiver (as defined below); and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Required Lenders and the Loan Parties, with the acknowledgement of the Administrative Agent, may amend certain provisions of the Credit Agreement and the Loan Parties and Required Lenders desire to amend the Credit Agreement as set forth in Section 3 below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended by this Amendment). The provisions of Section 1.02 of the Credit Agreement are hereby incorporated reference herein, mutatis mutandis.

SECTION 2. Limited Waiver. Effective as of the Amendment No. 2 Effective Date, and subject to the conditions set forth in Section 2(b) below, the Required Lenders hereby agree to the following limited waivers with respect to the Credit Agreement:

(a) Solely with respect to the Lead Borrower’s incurrence of the Incremental Term Loans on or about the Amendment No. 2 Effective Date, (A) the Senior Secured Leverage Ratio test of 4.50:1.00 set forth in Section 7.01(b) of the Credit Agreement shall be determined as if the following words were added at the end of clause (a) of the definition of Senior Secured Leverage Ratio: “less any cash and Cash Equivalents (other than (i) cash and Cash Equivalents that would constitute “Restricted Cash” under the Term Loan Credit Agreement and (ii) any cash and Cash Equivalents representing proceeds of the Incremental Term Loans) on the balance sheet of Borrower and its Restricted Subsidiaries as of such date” and (B) the Senior Secured Leverage Ratio test of 4.50:1.00 set forth in Section 7.01(b) of the Credit Agreement and the Indenture Fixed Charge Coverage Ratio of at least 2.00 to 1.00 in Section 7.03(b)(B) of the Credit Agreement shall be determined as if the Senior Secured Notes to be redeemed in the Redemption were not outstanding.

(b) The limited waiver set forth in Section 2(a) above (the “Limited Waiver”) will be revoked and no longer be effective if the Redemption does not occur in accordance with the terms of the Lead Borrower’s Notice of Conditional Partial Redemption dated as of April 8, 2015 (such Notice of Conditional Partial Redemption, in the form and substance as delivered to the trustee for the Senior Secured Notes on the date thereof, the “Notice”). The Limited Waiver shall not be deemed to constitute a waiver of any other provision of the Credit Agreement or any future application of Section 7.01(b) or 7.03(b) of the Credit Agreement.

SECTION 3. Amendments. Effective as of the Amendment No. 2 Effective Date, the Required Lenders hereby agree to the following amendments to the Credit Agreement:

(a) The definition of “Eurodollar Rate” is hereby replaced in its entirety as with the following:

““Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal the ICE Benchmark Administration Limited (or such Person that takes over the administration of such rate) LIBOR rate (“ICE LIBOR”), as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the Interpolated Rate.

(b) The following definitions are hereby added to the Credit Agreement:

“ICE LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.

““Interpolated Rate” shall mean, at any time, for any Interest Period for which ICE LIBOR shall not be available at the applicable time (each, an “Impacted Interest Period”), the rate per annum (rounded to the same number of decimal places as the applicable ICE LIBOR) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable ICE LIBOR (for the longest period for which the applicable ICE LIBOR is available) that is shorter than the Impacted Interest Period and (b) the applicable ICE LIBOR for the shortest period (for which such ICE LIBOR is available) that exceeds the Impacted Interest Period, in each case, for such Interest Period.”

(c) The definition of “BBA LIBOR” is hereby removed from the Credit Agreement.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings, the Lead Borrower and each other Loan Party represent and warrant to each of the Lenders and the Administrative Agent that at the time of and immediately after giving effect to this Amendment and the Transactions on the Amendment No. 2 Effective Date: (a) the execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect, (b) the representations and warranties in the Loan Documents are true and correct in all material respects as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (c) no Default has occurred and is continuing or would exist or result from the consummation of the Transactions.

SECTION 5. Effectiveness. This Amendment and the Limited Waiver shall become effective as of the date (the “Amendment No. 2 Effective Date”) on which each of the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) the Lead Borrower, (iii) each Subsidiary Guarantor, (iv) the Administrative Agent and (v) the Required Lenders;

(b) The representations and warranties set forth in Section 4 above shall be true and correct in all respects;

(c) The Administrative Agent shall have received payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Lead Borrower hereunder or any other Loan Document on the Amendment No. 2 Effective Date;

(d) Upon or substantially simultaneously with the borrowing of the Incremental Term Loans on the Amendment No. 2 Effective Date, the funds necessary to effect the Redemption, including in respect of any redemption premiums and accrued interest payable on the Senior Secured Notes to be redeemed in the Redemption, shall be irrevocably deposited by the Lead Borrower with the trustee for the Senior Secured Notes in its capacity as paying agent for the Redemption in accordance with the terms of the Notice and the applicable provisions of the Senior Secured Notes Indenture.

SECTION 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

SECTION 7. Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Sections 10.14 and 10.16 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 8. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 9. No Novation; Effect of this Amendment. This Amendment shall not extinguish the Finance Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Amendment No. 2 Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Finance Obligations are in all respects continuing and in full force and effect with respect to all Finance Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Finance Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of Holdings or the Lead Borrower under the Credit Agreement or the Lead Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Each Subsidiary Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendment to the Credit Agreement. This Amendment constitutes a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

POLYMER GROUP, INC.,
as Lead Borrower

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SCORPIO ACQUISITION CORPORATION, as Holdings

By:	/s/ Jason Giordano
Name:	Jason Giordano
Title:	President, Secretary and Treasurer

BORROWERS AND SUBSIDIARY GUARANTORS:

Chicopee, Inc.
Dominion Textile (USA), L.L.C.
Fabrene, L.L.C.
PGI Europe, Inc.
PGI Polymer, Inc.
Fiberweb Holdings, Inc.
Fiberweb USA Holdings, Inc.
Fiberweb Industrial Textiles Corporation
Fiberweb, Inc.
Old Hickory Steamworks, LLC
Fiberweb Washougal, Inc.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Chief Financial Officer

[Amendment No. 2 Signature Page]

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Matthew Paquin
Name:	Matthew Paquin
Title:	Vice President and Director

[Amendment No. 2 Signature Page]

CITIBANK, N.A.,
as a Lender

By:	/s/ Matthew Paquin
Name:	Matthew Paquin
Title:	Vice President and Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Luke Syme
Name:	Luke Syme
Title:	Assistant Vice President

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

Morgan Stanley Senior Funding, Inc., as a Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Vice President

ROYAL BANK CANADA, as a Lender

By:	/s/ James F. Disher
Name:	James F. Disher
Title:	Authorized Signatory

[Amendment No. 2 Signature Page]